As filed with the Securities and Exchange Commission on July 30, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ADTRAN, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	63-0918200 (I.R.S. Employer Identification No.)

901 Explorer Boulevard Huntsville, Alabama (Address of Principal Executive Offices)	35806-2807 (Zip Code)
ADTRAN, Inc. 2010 Directors Stock Plan
(Full title of the plan)
James E. Matthews
Senior Vice President — Finance,
Chief Financial Officer and Treasurer
ADTRAN, Inc.
901 Explorer Boulevard
Huntsville, Alabama 35806-2807
(Name and address of agent for service)
(256) 963-8000
(Telephone number, including area code, of agent for service)
Copies to:
Thomas Wardell, Esq.
McKenna Long & Aldridge LLP
303 Peachtree Street, NE
Suite 5300
Atlanta, Georgia 30308-3201
(404) 527-4000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering	aggregate offering	Amount of
to be registered	registered (1)	price per share (2)	price (2)	registration fee
Common Stock, par value $0.01 per share	100,000	U.S. $31.81	U.S. $3,181,000	U.S. $226.81

(1)
ADTRAN, Inc., a Delaware corporation (the “Company” or “ADTRAN”), is registering an additional 100,000 shares of Common Stock pursuant to the ADTRAN, Inc. 2010 Directors Stock Plan (the “Plan”). Pursuant to paragraph (a) of Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also registered hereunder such indeterminate number of additional shares of Common Stock as may become issuable under the Plan as a result of stock splits, stock dividends or similar transactions that result in an increase in the number of the registrant’s outstanding shares of Common Stock.

(2)
The offering price for these shares is estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of our Common Stock as quoted on the Nasdaq National Market on July 28, 2010, a date within five business days of the filing date.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The document(s) containing the information specified in this Part I of Form S-8 have been, or will be, sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the Note to the instructions to Part I of Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this registration statement, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we file a post-effective amendment which indicates that all securities offered in this registration statement have been sold or which de-registers all securities then remaining unsold.
The following documents previously filed by ADTRAN with the Commission are incorporated in this registration statement by reference and shall be deemed a part hereof:
1.	ADTRAN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on February 26, 2010.
2.	ADTRAN’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, filed with the Commission on July 29, 2010.
3.	ADTRAN’s Current Report on Form 8-K filed on May 28, 2010; and
4.	The description of ADTRAN’s Common Stock which is contained in ADTRAN’s Registration Statement on Form 8-A (Registration No. 0-24612), as filed with the Commission on August 9, 1994.
You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting ADTRAN at the following address:
ADTRAN, Inc.
Corporate Secretary
901 Explorer Boulevard
Huntsville, Alabama 35814-4000
Telephone: (256) 963-8000

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.
Item 4. Description of Securities.
Not Applicable.
Item 5. Interests of Named Experts and Counsel.
Not Applicable.
Item 6. Indemnification of Directors and Officers.
Article Eleventh of the Company’s Certificate of Incorporation provides for the elimination of personal monetary liabilities of directors of the Company for breaches of their fiduciary duties as directors, except that, as provided by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), such personal monetary liability of a director may not be eliminated with regard to any breach of the duty of loyalty, failing to act in good faith, intentional misconduct or knowing violation of law, payment of an unlawful dividend, approval of an illegal stock repurchase, or obtainment of an improper personal benefit. Such a provision has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.
Article Twelfth of the Company’s Certificate of Incorporation provides for indemnification of directors and officers of the Company to the extent permitted by the DGCL. Section 145 of the DGCL provides for indemnification of directors and officers from and against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement reasonably incurred by them in connection with any civil, criminal, administrative or investigative claim or proceeding (including civil actions brought as derivative actions by or in the right of the Company but only to the extent of expenses reasonably incurred in defending or settling such action) in which they may become involved by reason of being a director or officer of the Company if the director or officer acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company and, in addition, in criminal actions, if he had no reasonable cause to believe his conduct to be unlawful. If, in an action brought by or in the right of the Company, the director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty, he will only be entitled to such indemnity as the court finds to be proper. Persons who are successful in defense of any claim against them are entitled to indemnification as of right against expense actually and reasonably incurred in connection therewith. In all other cases, indemnification shall be made (unless otherwise ordered by a court) only if the board of directors, acting by a majority vote of a quorum of disinterested directors, independent legal counsel or holders of a majority of the shares entitled to vote determines that the applicable standard of conduct has been met. Section 145 also provides such indemnity for directors and officers of a corporation who, at the request of the corporation, act as directors, officers, employees or agents of other corporations, partnerships or other enterprises.
Article VI of the Company’s Bylaws provides as follows:
Section 6.1. Indemnification. The Corporation shall indemnify and advance expenses to any officer, director, employee or agent to the full extent permitted by its Certificate of Incorporation, these bylaws or by law.

Item 7. Exemption from Registration Claimed.
Not Applicable.
Item 8. Exhibits.
The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
4.1	Certificate of Incorporation, as amended to date (filed as Exhibit 3.1 to ADTRAN’s Registration Statement on Form S-1, No. 33-81062).

4.2	Bylaws, as amended to date (filed as Exhibit 3.1 to ADTRAN’s Current Report on Form 8-K dated October 13, 2007).

4.3	ADTRAN, Inc. 2010 Directors Stock Plan.

5.1	Opinion of McKenna Long & Aldridge LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of McKenna Long & Aldridge LLP (included in its opinion filed as Exhibit 5.1 hereto).

24.1	Powers of Attorney (see signature pages to this registration statement).
Item 9. Undertakings.
(a)	RULE 415 OFFERING.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Huntsville, State of Alabama, on July 30, 2010.

ADTRAN, Inc. (Registrant)
By:	/s/ Thomas R. Stanton
Thomas R. Stanton
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas R. Stanton and James E. Matthews, and each of them, as his true and lawful attorneys-in-fact, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents (or any of them), or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of July 30, 2010.

Signatures	Title

/s/ Thomas R. Stanton	Chairman of the Board, Chief Executive Officer and Director
Thomas R. Stanton	(Principal Executive Officer)

/s/ James E. Matthews James E. Matthews	Senior Vice President — Finance, Chief Financial Officer, Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)

/s/ H. Fenwick Huss	Director
H. Fenwick Huss

/s/ Ross K. Ireland	Director
Ross K. Ireland

/s/ William L. Marks	Director
William L. Marks

/s/ Balan Nair	Director
Balan Nair

/s/ Roy J. Nichols	Director
Roy J. Nichols

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Certificate of Incorporation, as amended to date (filed as Exhibit 3.1 to ADTRAN’s Registration Statement on Form S-1, No. 33-81062).

4.2	Bylaws, as amended to date (filed as Exhibit 3.1 to ADTRAN’s Current Report on Form 8-K dated October 13, 2007).

4.3	ADTRAN, Inc. 2010 Directors Stock Plan.

5.1	Opinion of McKenna Long & Aldridge LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of McKenna Long & Aldridge LLP (included in its opinion filed as Exhibit 5.1 hereto).

24.1	Powers of Attorney (see signature pages to this registration statement).